Schedule 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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QUAKER FABRIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUAKER FABRIC CORPORATION

941 Grinnell Street

Fall River, Massachusetts 02721

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2007

To: The Stockholders of QUAKER FABRIC CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of QUAKER FABRIC CORPORATION (the “Company’’) will be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720, on May 25, 2007 at 11:00 a.m. for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified; and

     2. To transact such other business as may properly be brought before the meeting and all adjournments thereof.

     The Board of Directors has fixed the close of business on April 11, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

By Order of the Board of Directors,

CYNTHIA L. GORDAN
Vice President, Secretary and
General Counsel

Fall River, Massachusetts
April 25, 2007

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

QUAKER FABRIC CORPORATION

941 Grinnell Street

Fall River, Massachusetts 02721

P R O X Y S TAT E M E N T

ANNUAL MEETING OF STOCKHOLDERS—May 25, 2007

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quaker Fabric Corporation (the “Company’’ or “Quaker’’) for the Annual Meeting of Stockholders to be held on May 25, 2007 at 11:00 a.m., local time, at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about April 25, 2007. A copy of the Company’s Annual Report for the fiscal year ended December 30, 2006 (“Fiscal 2006’’) is being sent to stockholders together with this Proxy Statement.

     The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or e-mail by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

     A stockholder who executes the accompanying form of proxy may revoke it (i) by written notice of revocation or a later dated proxy sent to the Company at 941 Grinnell Street, Fall River, Massachusetts 02721, Attn: Cynthia L. Gordan, Vice President, Secretary and General Counsel, and received by the Company prior to the vote, or (ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

VOTING SECURITIES OUTSTANDING

     Only stockholders of record at the close of business on April 11, 2007 will be entitled to vote at the Annual Meeting of Stockholders. As of the close of business on April 11, 2007, the Company had outstanding 16,876,918 shares of Common Stock, par value $0.01 per share (the “Common Stock’’), which are the only outstanding voting securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 16, 2007, shares of the Company’s Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock (and the respective addresses of such beneficial owners), (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group, based on information furnished by the respective entities and individuals. The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of March 16, 2007 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after March 16, 2007 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 16, 2007, there were 16,876,918 shares of common stock issued and outstanding.

Name and Address	Shares	Percent
Larry A. Liebenow(1)(2)	3,519,094	20.9%
Duncan Whitehead(1)(3)	3,007,494	17.8%
Nortex Holdings, Inc.(4)	2,824,094	16.7%
Aegis Financial Corporation(5)	2,058,915	12.2%
Dimensional Fund Advisors LP(6)	1,258,996	7.5%
Wells Fargo & Company(7)	1,066,999	6.3%
Ingalls & Snyder, LLC (8)	789,095	4.7%
Sangwoo Ahn(1)(9)	574,081	3.4%
Paul J. Kelly(1)(10)	272,555	1.6%
M. Beatrice Spires(1)(11)	200,000	1.2%
Thomas Muzekari(1)(12)	158,500	*
Jerry I. Porras(13)	121,200	*
Eriberto R. Scocimara(14)	77,500	*

All executive officers and directors as a group (11 persons)	5,657,484	33.5%

*	Less than 1%
(1)	The address for the named individual is c/o Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721.

(2)

Consists of (i) 95,000 shares of Common Stock owned directly by Mr. Liebenow, (ii) 600,000 shares of Common Stock which Mr. Liebenow has the right to acquire within the next 60 days pursuant to the 1997 and 2004 Stock Option Plans (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Mr. Liebenow through Nortex Holdings, Inc. (“Nortex Holdings’’). Mr. Liebenow owns 80.11% of the outstanding shares of Nortex Holdings and is also the President and a director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

(3)

Consists of (i) 9,800 shares of Common Stock owned directly by Mr. Whitehead, (ii) 173,000 shares of Common Stock which Mr. Whitehead has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan, (iii) 600 shares of Common Stock held by Mr. Whitehead’s children, and (iv) the shares of Common Stock beneficially owned by Mr. Whitehead through Nortex Holdings. Mr. Whitehead owns 19.89% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

(4)	Consists solely of shares of Common Stock owned directly by Nortex Holdings. The address of Nortex Holdings is 941 Grinnell Street, Fall River, Massachusetts 02721.

(5)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. The address for Aegis Financial Corporation is 1100 North Glebe Road, Suite 1040, Arlington, Virginia 22201.

(6)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2007. Dimensional disclaims beneficial ownership of these securities. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Ave., 11th Floor, Santa Monica, California 90401.

(7)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2007 on behalf of its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Bank, National Association. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

(8)

Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. The address for Ingalls & Snyder, LLC is 61 Broadway, New York, New York, 10006.

(9)

Includes (i) 306,281 shares of Common Stock owned directly by Mr. Ahn, (ii) 77,500 shares of Common Stock which Mr. Ahn has the right to acquire within the next 60 days under stock option agreements between Mr. Ahn and the Company,

	(iii)	23,000 shares of Common Stock held by his children, (iv) 157,300 shares of Common Stock held by his spouse, and
	(v)	10,000 shares of Common Stock held by the Ahn Family Foundation. Mr. Ahn disclaims beneficial ownership of the shares owned by his children, his spouse, and the Ahn Family Foundation.

(10)

Consists of (i) 72,555 shares of Common Stock owned directly by Mr. Kelly and (ii) 200,000 shares of Common Stock which Mr. Kelly has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan.

(11)	Consists of 200,000 shares of Common Stock which Ms. Spires has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan.

(12)	Consists of 158,500 shares of Common Stock which Mr. Muzekari has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan.

(13)

Consists of (i) 43,700 shares of Common Stock held in a family trust for which Dr. Porras acts as a trustee and (ii) 77,500 shares of Common Stock which Dr. Porras has the right to acquire within the next 60 days upon the exercise of options granted under stock option agreements between Dr. Porras and the Company. The address for Dr. Porras is c/o Stanford University Graduate School of Business, Stanford, California 94305.

(14)

Consists solely of shares of Common Stock which Mr. Scocimara has the right to acquire within the next 60 days pursuant to stock option agreements between Mr. Scocimara and the Company. The address for Mr. Scocimara is c/o Hungarian- American Enterprise Fund, 43 Arch Street, Greenwich, Connecticut 06830.

     Except as noted in the footnotes, the Company believes the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire such shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC’’). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during Fiscal 2006 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

VOTING OF PROXIES

     Each stockholder is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on April 11, 2007. Stockholders do not have cumulative voting rights in the election of directors. On all matters submitted to the vote of the stockholders as described herein, a plurality (as to the election of the directors) and a simple majority (as to other matters) of the votes cast at the Annual Meeting will be determinative. All proxies in the form enclosed received by management, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for election of the nominees listed under the next heading as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified, and (ii) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any of the persons nominated as director cannot be a candidate at the Annual Meeting, all such proxies received will be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

     PROPOSAL 1.
ELECTION OF DIRECTORS

     A Board of four directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following four nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

			Beginning
			Year of Service
Name	Age	Positions/Office	as Director
Sangwoo Ahn	68	Chairman of the Board of Directors	1993
Larry A. Liebenow	63	Director, President, and Chief Executive Officer	1989
Jerry I. Porras	68	Director	1997
Eriberto R. Scocimara	71	Director	1993

     All of the nominees are at present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or are withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute. The Board has determined each of Messrs. Ahn, Porras and Scocimara to be “independent’’ as defined in Nasdaq’s Marketplace Rules.

     Sangwoo Ahn. Mr. Ahn has served as a director of the Company since March 12, 1993 and as Chairman of the Board since March 19, 1993. Mr. Ahn served as a general partner of Morgan Lewis Githens & Ahn, an investment banking firm, from April 1982 to December 2003. Mr. Ahn also serves as a director of Xanser Corp. and PAR Technology Corp.

     Larry A. Liebenow. Mr. Liebenow has served as President, Chief Executive Officer, and a director of the Company since September 1989. From July 1983 until September 1989, Mr. Liebenow was Chairman of the Board and President of Nortex International, Inc. (“Nortex International’’). From September 1971 to July 1983, Mr. Liebenow served as the Chief Operating Officer of Grupo Pliana, S.A., a Mexican yarn and upholstery fabric manufacturing concern.

     Jerry Ignacio Porras. Dr. Porras has served as a director of the Company since May 21, 1997. Dr. Porras is the Lane Professor of Organizational Behavior and Change, Emeritus at Stanford University’s Graduate School of Business, where he has taught various courses on organizational behavior and change for the last thirty years. Since 1980, Dr. Porras has been the president of Jerry I. Porras Associates, Inc., a consulting firm which advises a wide variety of public and private organizations. Dr. Porras also serves on the boards of directors of State Farm Auto Insurance Company, State Farm Life Insurance Company, and State Farm General Insurance Company.

     Eriberto R. Scocimara. Mr. Scocimara has served as a director of the Company since December 14, 1993. Since April 1, 1994, Mr. Scocimara has been the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a private tax-exempt Delaware corporation established pursuant to Federal law for the purpose of promoting private enterprise in Hungary. Mr. Scocimara has been the President and Chief Executive Officer of Scocimara & Company, Inc., a financial consulting firm since 1984. Mr. Scocimara also serves as a director of Carlisle Companies Incorporated, Euronet Worldwide, Inc. and American Reprographics Company.

     Shareholders interested in sending communications to the Board may do so in writing to the Vice President, Secretary and General Counsel, Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721. The Vice President, Secretary and General Counsel will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of such correspondence that, in the opinion of the Vice President, Secretary and General Counsel, pertains to the functions of the Board or its committees or that may otherwise require the attention of the Board. Correspondence most properly handled by other departments, such as customer service or accounts payable, will be directed to those departments.

CORPORATE GOVERNANCE

The Board and Board Meetings

     The Board consists of four directors. The Board has determined that each of the directors, with the exception of Mr. Liebenow, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     During Fiscal 2006, the Board of Directors held nine meetings. Each continuing director nominated by the Board of Directors for re-election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member. All members of the Company’s Board of Directors are expected to attend the annual meeting of stockholders, and each member except Mr. Porras attended the last such meeting on May 25, 2006.

Board Committees

     The Board currently has, and appoints members to, three standing committees: an Audit Committee, a Compensation and Stock Option Committee, and a Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by applicable Nasdaq and SEC rules.

Compensation and Stock Option Committee

     The Compensation and Stock Option Committee, composed of Messrs. Ahn, Porras and Scocimara, reviews general policy matters relating to compensation and benefits of employees generally, has responsibility for reviewing and approving compensation and benefits for all officers of the Company and administers the Company’s stock option plans. All Compensation and Stock Option Committee members are non-employee, independent directors. The Compensation and Stock Option Committee met once during Fiscal 2006. For more information about the Compensation and Stock Option Committee, please refer to the Report of the Compensation and Stock Option Committee.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee, currently composed of Messrs. Ahn, Porras and Scocimara, is responsible for identifying individuals qualified to serve as members of the Board. This Committee did not meet during Fiscal 2006. The members of the Nominating and Corporate Governance Committee are “independent,’’ as defined in Nasdaq’s Marketplace Rules. The Nominating and Corporate Governance Committee acts pursuant to a written charter, a copy of which is annexed hereto as Appendix A.

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Vice President, Secretary and General Counsel in writing, and any such recommendation must include the candidate’s full name and address; a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; as well as such additional supporting information and material the shareholder considers appropriate. All such recommendations must also include any additional information that may be required by the Company’s By-Laws which were filed with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form S-1 on September 17, 1993 and which may be obtained by writing to the Company’s Vice President, Secretary and General Counsel at our principal executive offices (941 Grinnell Street, Fall River, Massachusetts 02721). No director recommendations were received from 5% stockholders in connection with the Company’s 2007 Annual Meeting of Stockholders.

     When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at the time given the current mix of director attributes. The Committee then evaluates the candidate against various general criteria, including:

  the highest ethical standards and integrity;

  a willingness to act on and be accountable for Board decisions;

  the ability to represent the interests of the Company’s shareholders;

  the ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties;

  an ability to provide wise, informed and thoughtful counsel to senior management on a range of issues;

  a history of achievement that reflects superior standards for themselves and others;

  loyalty and commitment to driving the success of the Company;

  an ability to make tough decisions while working as a team player; and

  a background that provides a portfolio of experience and knowledge commensurate with the Company’s needs.

Code of Ethics

     The Company has a Code of Business Conduct that is applicable to all employees and non-employee directors of the Company, including the Chief Executive Officer, Chief Financial Officer and the Corporate Controller. The Code of Business Conduct is available on the Company’s website, www.quakerfabric.com.

Audit Committee

     The Audit Committee acts pursuant to a written charter, amended and restated as of March 3, 2003, and further amended and restated as of March 9, 2004, a copy of which is annexed hereto as Appendix B. The Audit Committee currently consists of Messrs. Ahn, Porras and Scocimara, none of whom has any relationship to the Company that may interfere with the exercise of his independence from management or the Company. Mr. Scocimara has been determined by the Board to be an “audit committee financial expert,’’ as that term is defined by the Securities and Exchange Commission. The Audit Committee members are “independent’’ as defined in Nasdaq’s Marketplace Rules. The Audit Committee met six times during Fiscal 2006. Mr. Scocimara and Mr. Ahn attended all meetings and Mr. Porras attended every meeting except one.

REPORT OF AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the Audit Committee on any deficiencies found. Our registered public accounting firm, PricewaterhouseCoopers LLP (PWC), is responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

     The Audit Committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of PWC’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The Audit Committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

     The Audit Committee has discussed with PWC that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Audit Committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 30, 2006 with both management and our registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2006 for filing with the SEC. The Audit Committee has recommended to the Board the reappointment of PWC as our registered public accounting firm for the 2007 fiscal year.

By the Audit Committee of the Board of Directors:

ERIBERTO R. SCOCIMARA, Audit Committee Chair
SANGWOO AHN, Audit Committee Member
JERRY I. PORRAS, Audit Committee Member

Independent Registered Public Accounting Firm

     The Company’s Audit Committee is responsible for the selection and replacement of the Company’s independent accountants, as well as the pre-approval of all audit and non-audit services rendered by the independent accountants prior to the engagement of the independent accountants with respect to such services. PricewaterhouseCoopers LLP (PWC) audited the Company’s financial statements for Fiscal 2005 and Fiscal 2006, and the Company’s Audit Committee has also selected PWC to audit the Company’s Fiscal 2007 financial statements.

     Set forth below is certain information relating to the aggregate fees billed by the Company’s auditors for professional services rendered during Fiscal 2005 and Fiscal 2006.

Independent Registered Public Accounting Firm Fees

     The following table summarizes the fees PricewaterhouseCoopers LLP, our registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	FY 2006	FY 2005

Audit Fees(1)(4)	$546,000	$865,000
Tax Fees(2)(4)	131,400	268,670
All Other Fees(3)(4)	—	—
Total Fees	$677,400	$1,133,670

(1)

Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to assistance with and review of our tax filings and assistance with our tax provision preparation and related disclosures, accounted for $78,500 of the total tax fees billed in Fiscal 2006 and $152,475 of the total tax fees billed in Fiscal 2005. Tax advice and tax planning services related to the periodic research of and consultation on various tax matters that arose during Fiscal 2006 and 2005 accounted for $52,900 of the total fees billed in Fiscal 2006 and $116,195 of the total tax fees billed in Fiscal 2005.

(3)	In Fiscal 2006 and 2005, there were no fees billed for services other than those described above.

(4)	All fees set forth in the table were approved by our Audit Committee.

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

     From time to time, the Audit Committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

     The Committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled Committee meeting, the Chairman of the Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the Chairman’s judgment it is considered appropriate, to call a special meeting of the Committee for that purpose.

     Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in
	Cash	Total
	($)(2)	($)
Name(1)

Sangwoo Ahn	43,200	43,200

Jerry I. Porras	41,175	41,175

Eriberto Scocimara	42,187	42,187

(1)	Mr. Liebenow has been omitted from this table since he receives no compensation for serving on our Board.

(2)

Because the Company has experienced recurring losses from operations in each of the ten consecutive fiscal quarters ending December 30, 2006, the fees due our directors and reflected in the above table have been accrued, but not paid.

(3)

The following are the aggregate number of option awards held by each of our non-employee directors as of December 30, 2006, the last day of the 2006 fiscal year: Mr. Ahn: 77,500; Mr. Porras: 77,500; and Mr. Scocimara: 77,500, each of which is fully vested.

Overview of Compensation and Procedures

     We review the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

  publicly available data describing director compensation in peer companies;

  survey data collected by our human resources department; and

  information obtained directly from other companies.

     We compensate non-employee members of the Board through a mixture of cash and equity-based compensation. Each non-employee director receives an annual retainer of $23,625 for his services as a director and $1,013 for each Board and Committee meeting attended, including telephonic meetings. In addition, the chairmen of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Stock Option Committee receive annual retainers of $3,375. We also reimburse expenses incurred by non-employee directors to attend Board and Committee meetings. Prior to September 29, 2004, each of Messrs. Ahn, Porras, and Scocimara was paid a $35,000 annual retainer, as well as a $5,000 annual retainer for each Committee Chairmanship held, and a $1,500 fee for each Board and Committee meeting attended. Effective September 29, 2004, all fees payable to the Company’s directors were reduced by 10% and, effective December 16, 2005, all fees payable to the Company’s directors were further reduced by an additional 25%. Because the Company has experienced recurring losses from operations in each of the ten consecutive fiscal quarters ending December 30, 2006, the fees due our directors for their services to the Company during Fiscal 2005 and 2006 have been accrued but not paid. At a regular meeting of the Company’s Board of Directors held on March 22, 2007, the Board passed a resolution waiving payment of 50% of the director’s fees due each of the Company's three non-employee directors with respect to Fiscal 2005 and 2006. The other 50%, or approximately $142,075 in the aggregate, is to be paid in equal monthly installments to the Company’s three non-employee directors during the final three fiscal quarters of 2007, with Messrs. Ahn, Porras and Scocimara to receive $47,190, $46,852 and $48,033, respectively.

     From May 1997 through December 2003, each non-employee director received an annual stock option grant to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the date of grant. The stock option awards granted to each of the Company’s three non-employee directors in May 1997 covered 7,000 shares of the Company’s Common Stock; thereafter, annual awards covering 10,000 shares of the Company’s Common Stock were made to each non-employee director. No stock option grants have been made to the Company’s directors since December 12, 2003.

     Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as employees of the Company. All directors are reimbursed for all out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

     The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation and Stock Option Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers. The Compensation and Stock Option Committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation and Stock Option Committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The Compensation and Stock Option Committee assesses the information it receives in accordance with its business judgment. The Compensation and Stock Option Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation and Stock Option Committee and recommended to the full Board for ratification.

     The Compensation and Stock Option Committee is responsible for administering all of our equity-based plans. The Compensation and Stock Option Committee also periodically reviews our compensation and equity-based plans and makes its recommendations to the Board with respect to these areas.

     The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 30, 2006 with management. In reliance on the reviews and discussions referred to above, the Compensation and Stock Option Committee recommended to the Board, and the Board has approved, that the CD&A be included in the Company Annual Report on Form 10-K for the year ended December 30, 2006 and the Company’s 2007 Proxy Statement.

By the Compensation and Stock Option Committee of the Board of Directors:

SANGWOO AHN, Committee Chair
JERRY I. PORRAS, Committee Member
ERIBERTO R. SCOCIMARA, Committee Member

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

     All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

     The Company’s executive compensation program is based on the philosophy that a performance-based program that encourages ownership in the Company and provides management with meaningful economic incentives to improve the Company’s financial performance will ensure both an annual and a long-term perspective by the management team. With this in mind, the program objectives are:

  to provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility;

  to serve as a management tool in focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives; and

  to provide a long-term incentive for the executive to continue providing service to the Company by linking the success and prosperity of the individual to the success and prosperity of the Company.

     We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing our Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option programs.

Overview of Compensation and Process

     Elements of compensation for our executives include: salary, bonus, non-qualified deferred compensation, stock incentive awards, 401(k) plan, and health, disability and life insurance. With the exception of the company’s CEO, compensation does not include perquisites. Base salaries are set for our executive officers at the regularly scheduled December meeting of our Compensation and Stock Option Committee. At this meeting, the Compensation and Stock Option Committee also considers the adoption of a management incentive plan for the new fiscal year and the grant of stock awards to our executive officers and certain other eligible employees. Typically, the chief executive officer makes compensation recommendations to the Compensation and Stock Option Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The chief executive officer is excused from the meeting during discussions of his own compensation. The Compensation and Stock Option Committee may accept or adjust the recommendations received by it and also makes the sole determination of the chief executive officer’s compensation.

     We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our Compensation and Stock Option Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

  performance against corporate and individual objectives for the previous year;

  difficulty of achieving desired results in the coming year;

  value of their unique skills and capabilities to support long-term performance of the company;

  performance of their general management responsibilities; and

  contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team.

     Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and our stockholders. Historically, we have provided cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to reward superior performance against specific short-term goals. We have also provided non-cash compensation to reward superior performance against specific objectives and long-term strategic goals. However, due to the Company’s poor financial performance over the past few years, we have modified our practices in both of these areas until the Company has been restored to profitability.

     The following items of corporate performance are taken into account in setting compensation policies:

  Performance against our “Budget” or “Business Plan”; and

  Achievement of our strategic objectives, including most recently, the objectives set forth in our Restructuring Plan.

Base Salary

     It is the goal of our Compensation and Stock Option Committee to establish salary compensation for our executive officers based on our company’s operating performance. The annual salary increases awarded to the Company’s executives are generally higher, on a percentage basis, in years when the Company’s overall performance has been good, and lower in those years when the Company’s overall performance has not been as good. In addition, the Compensation and Stock Option Committee takes various external factors into consideration when reviewing the annual increases to be awarded to the Company’s executives. These external factors include an evaluation of general economic conditions, the rate of inflation, and market demand for executives with skills comparable to those of the Company’s senior managers. Because the Company has experienced recurring losses from operations in each of the ten consecutive fiscal quarters ending December 30, 2006, the Compensation and Stock Option Committee believed it would be inappropriate for any of the Company’s executive officers to be awarded salary increases before the Company was restored to profitability. Accordingly, Fiscal 2003 was the last year in which any salary increases were awarded to the Company’s executives since, and effective October 4, 2004, each of the Company’s executives agreed to a 7% reduction in his or her annual base salary, and there have been no further adjustments in the base salaries of the Company’s executives since that time.

     Generally, when new executives are recruited by the Company, salary offers are based upon a review of the current salaries of the candidates, an assessment of their relative qualifications and a judgment of what salary would be required to hire a selected candidate. Thereafter, annual increases in each executive’s salary, if any, are based upon the Company’s overall performance, as well as upon an evaluation of the executive’s individual performance. The performance measures used for performance evaluation purposes include both subjective measures, such as the attainment of agreed-upon departmental or corporate objectives, and various quantitative measures, such as the attainment of sales, productivity, or expense goals.

     In addition, while the performance measures used to evaluate each executive’s performance vary from executive to executive, depending upon the executive’s specific corporate responsibilities, they are, in every case, a function of the Company’s strategy, business plan, and operating objectives for the year. For example, the performance criteria used to measure the performance of the Company’s vice president of sales include, but are not limited to, sales and order rates in relationship to the Company’s operating objectives for the period, expansion of the Company’s international business pursuant to the Company’s export strategy, market reaction to the introduction of new Company products, and maintaining department staffing levels at or below the Company’s employment level objectives.

Bonus

Incentive Compensation Plans

     Historically, the Company’s management incentive or “bonus” plan (the “EIC Plan”) has been designed to reward our executives for the achievement of shorter-term financial goals, principally increases in pre-tax operating income. It is our general philosophy that management be rewarded for their performance as a team in the attainment of these goals, rather than individually. We believe that this is important to aligning our executive officers and promoting teamwork among them. Although each executive officer is eligible to receive an award under the plan, the granting of the awards to any individual or the officers as a group is entirely at the discretion of our committee. The Compensation and Stock Option Committee may choose to award the bonus or not, and decide on the actual level of the award in light of all relevant factors after completion of the fiscal year. For example, pursuant to the terms of the 2004 EIC Plan, the Company’s President and each Vice President would have been entitled to receive a cash bonus equal to 20% of his/her base salary if the Company had achieved its 2004 financial objectives and the Company officer had met his/her individual goals and objectives, with 80% of the executive’s bonus based upon achieving the Company’s 2004 operating income and return on capital employed goals, and 20% based on his or her individual performance. Individual bonuses of up to 40% of base salary would have been payable in the event the Company exceeded its 2004 financial goals by 15% or more and the executive met all of his or her individual performance objectives. Similar plans were in place during 2002 and 2003, but no bonuses have been paid to the Company’s executives since Fiscal 2001. In addition, the Company has experienced recurring losses from operations in each of the ten consecutive fiscal quarters ending December 30, 2006. In light of these losses the Board did not believe it would be appropriate for the Company to adopt bonus plans for Fiscal 2005 or 2006. There is no management incentive or bonus plan in place for Fiscal 2007 for the same reason.

Stock Option and Equity Incentive Programs

     We intend that our stock award program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock award program as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our Common Stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage the Company in a manner that is consistent with the interests of the Company and its stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to us to retain our executive officers and key employees, we realize that it is important that we utilize other forms of equity awards, such as restricted stock units, as and when we may deem necessary.

     The Company’s equity-based long term incentive plans offer the Company’s executives an incentive to perform in a manner which will result in an increasing price for the Company’s stock, since the value of the awards granted pursuant to these plans is directly related to the value of the Company’s common stock. In determining the persons who are to receive options or other equity-based incentive awards, the Compensation and Stock Option Committee considers the person’s position, responsibilities, years of service, and accomplishments, as well as the individual’s present and future value to the Company, the anticipated length of his future service, and other relevant factors.

Stock Awards Granted

     Historically, we have granted stock options to our executive officers and key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of stock options to individual executives or employees. In light of the Company’s poor financial performance over the past few years, we have not awarded stock options or any other form of equity-based award to our executives or non-employee directors since Fiscal 2003. In order to retain the services of certain key non-executive employees, stock awards to purchase an aggregate of 169,000 shares of our Common Stock were granted on January 17, 2007.

Timing of Grants

     Stock awards to our executive officers, other key employees and non-employee directors are typically granted annually in conjunction with the review of the individual performance of our executive officers and the performance of the Company as a whole. This review takes place at the regularly scheduled meeting of the Compensation and Stock Option Committee, which is held in conjunction with the quarterly meeting of our Board in December. Because of discussions surrounding how to distribute the shares allocated by the Committee among the key employees eligible to receive option grants, and because of our practice of awarding grants to all recipients on the same date, the Fiscal 2006 awards were not granted until January 17, 2007. The exercise price of all stock options is set at the closing price of our Common Stock on the Nasdaq Global Market on the date of grant.

Post-retirement Benefits

     The Company’s executive non-qualified deferred compensation plan (the “Retirement Plan”) provides a benefit which vests over five years and is based on accumulated contributions to the plan over the executive’s entire period of service. The level of contributions for any year is determined by a formula based on the executive’s base salary for that year. This plan is intended to provide each executive with an incentive to remain with the Company and to perform in a manner which will result in continuing salary increases.

Perquisites

     With the exception of the perquisites to which Mr. Liebenow is entitled pursuant to the terms of his Employment Agreement with the Company, perquisites are not made available to our executive officers. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements (other than benefits under our 401(k) and non-qualified deferred compensation plans), post-retirement health coverage, or similar benefits for our executives or employees.

     The perquisites we provided in Fiscal 2006 are as follows. Our 401(k) plan does not have an “employer match” provision, but all of our named executive officers participated in our 401(k) plan. Our health and insurance plans are the same for all employees. In general, our employees, including our executives, pay approximately 50% of the health premium due. However, our executives also participate in an executive medical expense reimbursement plan that covers their deductible and coinsurance obligations under the Company’s basic health insurance plan and also reimburses the Company’s executives for various medical, dental and vision care expenses not covered at all under the Company’s basic health insurance plan.

SUMMARY COMPENSATION TABLE
FOR FISCAL 2006

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during Fiscal 2006 to the Principal Executive Officer and Principal Financial Officer of the Company and to each of the three other most highly compensated executive officers of the Company whose total cash compensation for 2006 exceeded $100,000.

					Non-
			Bonus and	Stock and	Qualified	All Other
			Non-Equity	Option	Deferred	Compen-
			Incentive	Awards	Compen-	sation ($)
			Plan		sation
			Compen-		Earnings
			sation
								Total ($)
Name and Principal Position	Year	Salary($)

Larry A. Liebenow	2006	644,900	—	—	—	65,651	(1)	710,551
President and Chief Executive Officer

Paul J. Kelly	2006	216,910	—	—	3,628	17,921	(1)	238,459
Vice President—Finance

M. Beatrice Spires	2006	312,700	—	—	3,535	20,153	(1)	336,388
Vice President—Design and
Merchandising

Duncan Whitehead	2006	234,500	—	—	744	39,105	(1)	274,349
Vice President—Research and
Development

Thomas Muzekari	2006	221,800	—	—	—	16,383	(1)	238,183
Vice President—Sales

1)

Includes the Company’s payment of $38,692, $13,015, $18,759, $14,070 and $13,307 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company’s obligations to Mr. Liebenow, Mr. Kelly, Ms. Spires, Mr. Whitehead, and Mr. Muzekari, respectively, under the Company’s Retirement Plan; the Company’s payment of $8,218, $4,366, $854, $10,053 and $2,536 to Mr. Liebenow, Mr. Kelly, Ms. Spires, Mr. Whitehead, and Mr. Muzekari, respectively, pursuant to the terms of the executive medical expense reimbursement plan maintained by the Company for the benefit of its executives; the Company’s payment of $540 in insurance premiums to provide long-term disability income insurance to each of the named executives; the Company’s payment of $9,999 and $12,987 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; the Company’s payment of $8,202 of expenses related to the leasing of an automobile used by Mr. Liebenow pursuant to the terms of his Employment Agreement with the Company; and the Company’s payment of $1,455 in insurance premiums due with respect to certain personal auto insurance policies owned by Mr. Whitehead.

     The Company is a party to an Amended and Restated Employment Agreement, dated March 17, 2004 (the “Employment Agreement’’), with Mr. Liebenow. Pursuant to the terms of the Employment Agreement, the Company’s Compensation and Stock Option Committee reviews Mr. Liebenow’s salary annually and concurrently determines what cash bonus, if any, should be paid to him with respect to the Company’s performance during the fiscal year immediately preceding the review date. These reviews take place shortly after the Company’s audited financial statements for the prior fiscal year become available and the salary increases and bonuses awarded to Mr. Liebenow are based on the Compensation and Stock Option Committee’s evaluation of the Company’s operating and financial performance under Mr. Liebenow’s leadership during the review period, as measured by revenues and net income for the review period compared to (i) the business plan for the review period and, (ii) revenues and net income for the period immediately prior to the review period. No bonus payments were made to Mr. Liebenow with respect to the Company’s Fiscal 2002, 2003, 2004, 2005 or 2006 operations and Mr. Liebenow’s annual base salary was reduced by 7%, effective October 4, 2004. There has been no further adjustment in his base salary since that time.

     Options were granted to the Company’s executives under the 1993 Stock Option Plan and the 1997 Stock Option Plan to provide each with a direct stake in the success of the Company and to support the Company’s efforts to attract and retain qualified employees. Options granted prior to December 2005 had original vesting periods of five years and, therefore, provided each executive with an incentive to remain with the Company. On December 16, 2005, the Company’s Board of Directors approved the acceleration of vesting of all outstanding stock options previously awarded to its employees, including its executive officers, under the Company’s equity compensation plans. See Note 10 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006. Because of the Company’s poor performance over the past few years, no stock options or stock awards have been granted to the Company’s executives since Fiscal 2003.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

     The following table sets forth certain information concerning the unexercised options held by the Company’s named executive officers on December 30, 2006.

	Number of	Number of	Option	Option
	Securities	Securities	Exercise	Expiration
	Underlying	Underlying	Price	Date
	Options/SARs	Options/SARs	($)
	at FY-End(#)	at FY-End(#)
Name	Exercisable	Unexercisable

Larry A. Liebenow	135,000	—	10.17	05/21/07
	60,000	—	7.25	11/02/08
	60,000	—	5.41	05/18/10
	75,000	—	4.00	12/14/10
	90,000	—	8.30	12/14/11
	90,000	—	7.04	12/13/12
	90,000	—	9.12	12/12/13

Paul J. Kelly	45,000	—	10.17	05/21/07
	20,000	—	7.25	11/02/08
	20,000	—	5.41	05/18/10
	25,000	—	4.00	12/14/10
	30,000	—	8.30	12/14/11
	30,000	—	7.04	12/13/12
	30,000	—	9.12	12/12/13

M. Beatrice Spires
	45,000	—	10.17	05/21/07
	20,000	—	7.25	11/02/08
	20,000	—	5.41	05/18/10
	25,000	—	4.00	12/14/10
	30,000	—	8.30	12/14/11
	30,000	—	7.04	12/13/12
	30,000	—	9.12	12/12/13

Duncan Whitehead	27,000	—	10.17	05/21/07
	20,000	—	7.25	11/02/08
	16,000	—	5.41	05/18/10
	20,000	—	4.00	12/14/10
	30,000	—	8.30	12/14/11
	30,000	—	7.04	12/13/12
	30,000	—	9.12	12/12/13
Thomas Muzekari
	22,500	—	10.17	05/21/07
	10,000	—	7.25	11/02/08
	16,000	—	5.41	05/18/10
	20,000	—	4.00	12/14/10
	30,000	—	8.30	12/14/11
	30,000	—	7.04	12/13/12
	30,000	—	9.12	12/12/13

OPTION EXERCISES FOR FISCAL 2006

	Option Awards

	Number of	Value
	Shares	Realized on
	Acquired on	Exercise
	Exercise (#)	($)(1)

Name

Larry A. Liebenow
Paul J. Kelly
M. Beatrice Spires	28,200	35,629
Duncan Whitehead
Thomas Muzekari	22,500	28,322

(1)	Represents the difference between the aggregate exercise price and the aggregate market price of the common stock on the date of exercise.

Post-Employment Compensation

Pension Benefits

     We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. Prior to 2006, the Company had contributed on behalf of each participating employee an amount equal to 100% of the first $200 contributed by each employee and 25% of the next $800 contributed by such employee, for a maximum annual Company contribution of $400 per employee. During Fiscal 2005, the Plan was amended to eliminate the mandatory employer match provision in the Plan, effective December 31, 2005.

Nonqualified Deferred Compensation

     On July 16, 1992, the Company established a Deferred Compensation Plan (the “Retirement Plan’’), for the benefit of all of the Company’s executive officers. Pursuant to the provisions of the Retirement Plan, the Company has agreed to provide certain benefits to each plan participant based on the value of accumulated contributions made under the Retirement Plan on their behalf. Split-dollar variable life insurance contracts insuring the lives of each plan participant have been purchased to informally fund the Company’s obligations under the Retirement Plan. The Company has established an irrevocable “grantor’’ trust for the purpose of accumulating the amounts needed to pay benefits under the Retirement Plan and to hold the variable life insurance contracts. The Company has agreed to make annual contributions to the trust in an amount equal to 6% of the base salaries of all plan participants (or such higher amount as the Board of Directors may determine). The assets of the trust will be considered to be assets of the Company for purposes of satisfying the claims of the Company’s general creditors.

     Among the benefits provided to each plan participant are a pre-retirement death benefit, a monthly retirement benefit payable over a 15-year period for a participant who terminates employment after attaining age 55 and completing at least five years of plan participation, and certain other amounts payable pursuant to the provisions of the Retirement Plan in the event a plan participant’s employment with the Company is terminated as a result of a change-in-control, or the plan participant’s employment with the Company is terminated prior to attaining age 55 and completing five years of plan participation. All balances due are immediately payable in the form of a single lump sum payment in the event of a change-in-control of the Company.

     During Fiscal 2005, the Company’s executive officers waived certain benefits, with an aggregate value of $0.8 million, to which they would otherwise have been entitled pursuant to the terms of the Retirement Plan upon termination of their employment. The table which follows reflects the value of these contracts to the executives named in the Summary Compensation table as of December 30, 2006.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contri-	Contri-	Earnings in	Withdraw-	at Last FYE
	butions in	butions in Last	Last	als/Distri-	($)
	Last FY	FY	FY	butions
	($)	($)	($)	($)
Larry A. Liebenow	----	38,692	4,722	----	507,297
Paul J. Kelly	----	13,015	13,336	----	190,211
M. Beatrice Spires	----	18,759	14,177	----	212,899
Duncan Whitehead	----	14,070	10,197	----	198,094
Thomas Muzekari	----	13,307	993	----	127,257

Other Post-Employment Payments - Employment Agreements and Termination of Employment Agreements

     With the exception of Larry A. Liebenow, the Company’s President and Chief Executive Officer, all of our employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us. We also do not provide post-employment health coverage or other benefits, except in connection with the retention agreements, details of which are included below under “Retention Agreements”.

     The Company is a party to an Amended and Restated Employment Agreement, dated March 17, 2004 (the “Employment Agreement’’), with Mr. Liebenow pursuant to which Mr. Liebenow serves as President and Chief Executive Officer of the Company on a full-time basis for the period ending March 12, 2008, subject to an automatic three-year extension unless terminated by the Company upon one year’s notice prior to March 12, 2008.

     Mr. Liebenow may terminate the Employment Agreement at any time upon six months’ prior notice. The Employment Agreement provides for a base salary of $644,860 (effective October 4, 2004), subject to annual increases as may be determined by the Board, as well as certain benefits and reimbursement of expenses. The Employment Agreement provides for annual bonuses in such amounts as the Board shall determine.

     Pursuant to the Employment Agreement, Mr. Liebenow is entitled to receive certain payments following certain termination events including, but not limited to, a termination of his employment relationship with the Company occurring in connection with a change-in-control of the Company.

     If the Employment Agreement were terminated by the Company during 2007 as the result of a termination without cause, Mr. Liebenow would be entitled to receive $1,934,580 plus the continuation of certain benefits. If the Employment Agreement is terminated during 2007 as a result of a voluntary resignation, Mr. Liebenow would be entitled to receive $1,934,580 plus the continuation of certain benefits, provided he agreed not to engage in competition with the Company for a three year period following his termination date. If the Employment Agreement were terminated by the Company during 2007 as the result of a termination for cause, Mr. Liebenow would be entitled to receive the continuation of certain benefits, plus payment of accrued, but unpaid, salary and benefits as of his termination date.

     Payments and benefits payable to Mr. Liebenow as a result of a change-in-control would be grossed up to offset applicable Federal excise taxes. The Employment Agreement also provides for the continuation of his salary through March 12, 2008 in the event Mr. Liebenow dies or becomes disabled or incapacitated. In addition, the Employment Agreement prohibits Mr. Liebenow from disclosing or using any confidential information of the Company or competing with the Company during the period of his employment and for one year thereafter.

Retention Agreements

     In addition to the change in control obligations the Company has pursuant to the terms of Mr. Liebenow’s Employment Agreement, effective December 17, 1999, the Company entered into change-in-control agreements (the “CIC Agreements’’) with each of its vice presidents. The CIC Agreements generally provide that, if within 12 months following a change in control the executive officer’s employment is terminated for reasons other than for cause (as defined in the CIC Agreements) or by the executive for good reason (as defined in the CIC Agreements), we will make a cash payment to the executive officer equal to one and one-half times the base salary and any bonus payable for the year preceding the change-in-control in one lump sum within ten days following a change in control-related termination of employment. In addition, an executive terminated as a result of a change is control is also entitled to a continuation of benefits, including medical, dental, life insurance and disability income coverages, for a period of eighteen months following the executive’s date of termination, subject only to the executive’s payment of the same share of the premiums for such coverages as the executive was responsible for paying prior to the executive’s termination date. The CIC Agreements also call for us to guarantee that the CIC Agreements will be assumed by any of our successors. The CIC Agreements have been amended twice, in each instance to extend the terms of the CIC Agreements for an additional three year period. The current CIC Agreements expire on December 17, 2008

     If the employment relationships of the named executive officers had terminated on January 2, 2007 as a result of a change-incontrol, the named executive officers would have been eligible to receive the payments set forth in the table below.

POTENTIAL PAYMENTS UNDER RETENTION AGREEMENTS

Name	Salary and	Benefits	Outplace-	Total
	Bonus	($)(1)	ment	($)
	($)		Services
			($)

Larry A. Liebenow	2,046,600	6,633	20,000	2,073,233
Paul J. Kelly	325,364	6,633	20,000	351,997
M. Beatrice Spires	470,981	2,832	20,000	493,813
Duncan Whitehead	351,625	6,633	20,000	378,258
Thomas Muzekari	332,683	2,832	20,000	355,515

(1)

Consists of health insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 30, 2006 and is valued at the premiums in effect on December 30, 2006.

Compensation and Stock Option Committee Interlocks and Insider Participation

     The Compensation and Stock Option Committee consists of Messrs. Ahn, Porras and Scocimara. The Committee met once during Fiscal 2006. Mr. Liebenow, who is President, Chief Executive Officer and a director of the Company, participates in all discussions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions relating to his own salary, benefits and incentive compensation. None of the members of the Compensation and Stock Option Committee is an executive officer of a public company of which a Company executive officer is a director.

Certain Relationships and Related Party Transactions

     In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions. There were no related party transactions during 2006, however, had any been contemplated, the related party involved would have had to seek approval from the Audit Committee prior to our Company entering into any such transaction.

OTHER MATTERS

     As of the date of this Proxy Statement, the Company is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT ON FORM 10-K

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 has been filed with the Securities and Exchange Commission and is available on the Company’s website, www.quakerfabric.com and on the SEC’s website, www.sec.gov. It is also being furnished concurrently with this Proxy Statement to stockholders of record on the record date for the Annual Meeting. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.800. SEC.0330.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any stockholder of the Company who desires to present a proposal at the 2008 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must submit the proposal to the Company at its principal executive offices on or before December 26, 2007. A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy statement and proxy but may be presented at the 2008 Annual Meeting so long as it is submitted to the Company not later than April 7, 2008 and is otherwise in compliance with the requirements set forth in our By-laws. We advise you to review our Bylaws with respect to the requirements for matters to be properly brought before the 2008 Annual Meeting. Our Bylaws were filed with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form S-1 filed on September 17, 1993, and may be obtained by writing to the Company’s Vice President, Secretary and General Counsel at our principal executive office (941 Grinnell Street, Fall River, Massachusetts 02721).

By Order of the Board of Directors

CYNTHIA L. GORDAN
Vice President, Secretary and General Counsel

April 25, 2007

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APPENDIX A

QUAKER FABRIC CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
March 9, 2004

     The nominating and corporate governance committee of the board of directors of Quaker Fabric Corporation shall consist of a minimum of three directors. These should include the chairs of the audit and compensation committees. Members of the committee shall be appointed and may be removed by the board of directors. All members of the committee shall be independent directors.

     The purpose of the committee shall be to assist the board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the company’s corporate governance guidelines.

     In furtherance of this purpose, the committee shall have the following authority and responsibilities:

1.

To lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareowner approval at the annual meeting. The committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareowners.

2.

To review the board of directors’ committee structure and to recommend to the board for its approval directors to serve as members of each committee. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3.

To develop and recommend to the board of directors for its approval a set of corporate governance guidelines. The committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

4.	To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The committee shall oversee the annual self-evaluations.

     The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

     The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

     The committee shall report its actions and recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

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APPENDIX B

QUAKER FABRIC CORPORATION
AUDIT COMMITTEE CHARTER
Amended and Restated as of March 9, 2004

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the quality and integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements that may have a material effect on the financial statements of the Company, and (3) the independence and performance of the Company’s independent auditors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles (“GAAP’’). This is the responsibility of management and the Company’s independent auditors.

     The Audit Committee shall be comprised of three or more directors, each of whom, in the determination of the Board, must (a) be “independent’’ as that term is defined in the Marketplace Rules of The NASDAQ Stock Market, Inc. (“NASDAQ’’) or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ, (b) meet the criteria for independence set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act’’), (c) not have participated in the preparation of financial statements of the Company or any of its current subsidiaries at any time during the past three years, and (d) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Audit Committee shall at all times include (i) at least one member who is an “audit committee financial expert’’ as that term is defined by the Securities and Exchange Commission (the “SEC’’) and (ii) at least one member (who may be the same person as the member described in clause (i)) who has past employment experience in finance or accounting, requisite professional certifications in accounting or any other comparable experience or background which results in his or her financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee shall be appointed and replaced by the Board.

     The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. When deemed to be appropriate by the Audit Committee or the Company’s independent auditors, the Audit Committee shall also meet separately with the independent auditors to discuss any matters that the Audit Committee or the independent auditors believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board.

     In meeting its responsibilities, the Audit Committee shall:

1.

Provide an open avenue of communication between the Board and the Company’s independent auditors, which firm shall report directly to the Audit Committee and be ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s shareholders.

2.	Review the Audit Committee’s charter annually, report the results of its review to the Board, and recommend any proposed changes to the Board for its approval.

3.

Select and appoint the independent auditors, approve all engagement fees and terms, determine the funding, evaluate the performance of the independent auditors and review and approve the discharge of the independent auditors.

4.

Confirm and assure the independence of the independent auditors. At least annually, the Audit Committee shall obtain, review and discuss with the independent auditors a report from the independent auditors relating to the auditors’ independence.

5.	Approve, in advance, the provision by the auditor of all audit services and permissible non-audit services (subject to any de minimus exception provided in the Exchange Act).

6.	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

7.

Consider, in consultation with management and the independent auditors, the scope and plan of the independent auditors with respect to each annual audit of the Company’s financial statements and, at the conclusion thereof, review, with management and the independent auditors, (i) the resulting annual audited financial statements, (ii) any audit difficulties and management’s responses, (iii) any difficulties the auditor encountered, restrictions on the audit scope or activities, significant disagreements with management and, where applicable, accounting adjustments not accepted, communications with the auditor’s national office and any “management’’ letters issued.

8.

Review and discuss with management and the independent auditors the Company’s Forms 10-Q and 10-K, including the financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ contained therein. Specifically, the Audit Committee shall review, with management and the independent auditors, (i) the major accounting principles and presentations, including changes in principles, (ii) management analysis regarding significant financial reporting issues and judgments, including alternative GAAP methods, and (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures.

9.

The Audit Committee shall review and discuss with management, the independent auditor, and the Company’s internal auditors any report or attestation required to be made by the independent auditors under applicable federal securities laws and the rules and regulations of the SEC regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) other material written communications between the independent auditors and management, such as any management representation letter, schedule of unadjusted differences; requests or observations and recommendations or internal controls, engagement letters and independence letters.

10.	Resolve any disagreement between management and the independent auditors with respect to financial reporting.

11.	Establish, review and update periodically a code of ethical conduct for the Company and its employees and ensure that management has established a system to communicate the code.

12.

Review with the Company’s counsel legal compliance matters, including corporate securities trading policies. Also, review any legal, regulatory or NASDAQ requirements that could have a significant impact on the Company’s financial statements or otherwise require disclosure.

13.	Annually review the Company’s general insurance and risk management programs to ensure that appropriate coverage is available and exposures understood.

14.

Discuss with management and the independent auditors, as appropriate, earnings press releases, as well as the Company’s policies with respect to communications with analysts, rating agencies and shareholders.

15.	Establish policies to govern the hiring of employees or former employees of the Company’s independent auditors.

16.	Review with management and the independent auditors the adequacy of the Company’s internal system of audit, financial and disclosure controls, as well as any steps taken regarding deficiencies.

17.

Review and obtain at least annually a formal written report from the independent auditors delineating (i) the auditing firm’s internal quality-control procedures, and (ii) any material issues raised within the preceding five (5) years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm.

18.

Establish procedures for the receipt, retention and treatment of complaints about accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission of employee concerns about questionable accounting or auditing practices.

19.	Review and approve all related-party transactions.

20.

The Audit Committee shall annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time.

21.	Perform such other functions as may be assigned by law, the Company’s by-laws or the Board.

     The Audit Committee shall have full authority to engage its own auditors, lawyers and other advisors as it may deem necessary and appropriate in meeting its responsibilities. The Audit Committee shall have sole authority to approve all related retention terms and fees, and the Company shall pay all such fees approved by the Audit Committee.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

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1. Nominees:
01 - Sangwoo Ahn	02 - Larry A. Liebenow	03 - Jerry I. Porras
04 - Eriberto R. Scocimara

2.	In their discretion, the holders of this proxy are authorized to vote upon such other matters as may properly come before the meeting.

Please date and sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint owner must sign. Executors, administrators, trustees, etc., should so indicate when signing and when more than one executor, etc. is named, a majority must sign. If signing for a corporation, please sign full corporate name by duly authorized officer.

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Proxy — Quaker Fabric Corporation

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders May 25, 2007

The undersigned stockholder of QUAKER FABRIC CORPORATION (the “Company”) hereby appoints Larry A. Liebenow and Cynthia L. Gordan, and either of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720 on May 25, 2007 at 11:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.